                                                                 Exhibit 10.3.25

                         TRANSMISSION SERVICE AGREEMENT

                            FOR ALTERNATIVE RESOURCES

                                     BETWEEN

                          IMPERIAL IRRIGATION DISTRICT

                                       AND

                       SECOND IMPERIAL GEOTHERMAL COMPANY

AGREE/SIGC.TSA
10/20/92

                                TABLE OF CONTENTS

SECTION                                TITLE                              PAGE
-------                                -----                              ----

  1        PARTIES                                                           1

  2        RECITALS                                                          1

  3        AGREEMENT                                                         1

  4        DEFINITIONS                                                       1

  5        TERM                                                              3

  6        TRANSMISSION SERVICE                                              4

  7        TRANSMISSION LOSSES                                               8

  8        CHARGES                                                           9

  9        BILLING AND PAYMENT                                               10

  10       LIABILITY                                                         12

  11       AUDITING                                                          14

  12       AUTHORIZED REPRESENTATIVES                                        14

  13       NO DEDICATION OF FACILITIES                                       14

  14       NON-WAIVER                                                        15

  15       NO THIRD PARTY RIGHTS                                             15

  16       UNCONTROLLABLE FORCES                                             15

  17       ASSIGNMENTS                                                       16

  18       GOVERNING LAW                                                     17

  19       NOTICES                                                           17

  20       SIGNATURE CLAUSE                                                  17

EXHIBIT I -  DEVELOPMENTS AND METHODOLOGIES FOR TRANSMISSION SERVICE CHARGES AND
             SCHEDULING FEE

EXHIBIT II - TRANSMISSION SERVICE FOR THE SIGC POWER PLANT

1. PARTIES: The parties to this Agreement are IMPERIAL IRRIGATION DISTRICT
("IID"), organized under the Water Code of the State of California and SECOND
IMPERIAL GEOTHERMAL COMPANY, a "Producer"), hereinafter referred to individually as "Party", and collectively as "Parties".

2. RECITALS: This Agreement is made with reference to the following facts, among others:

     2.1 Producer has caused to be constructed or intends to construct an alternative energy resource facility located in IID's service area.

     2.2 Producer and IID have entered into a Plant connection Agreement.

     2.3 Producer desires to purchase, and IID desires to sell firm transmission service of power from the Plant to Edison's Mirage Substation subject to the terms and conditions specified herein.

     2.4 Producer is in the process of arranging for an institutional lender to finance Producer's construction of the aforementioned alternative energy resource facility. Such financing is expected to occur pursuant to a closing on or prior to November 30, 1992 ("Closing"). Simultaneously with Closing, or immediately thereafter, Producer will execute documentation necessary to become a party to the Funding and Construction Agreement, dated June 29, 1987, providing for the funding and construction of transmission lines within IID's service area. It is agreed that this Agreement shall not become effective until the execution of such Funding and Construction Agreement.

3. AGREEMENT: The Parties agree as follows:

4. DEFINITIONS: The following terms when used herein with initial capitalization, whether in the singular or plural, shall have the meanings specified:

     4.1 Agreement: This IID-SIGC Transmission Service Agreement for Alternative
Resources between Second Imperial Geothermal Company and IID, and all Exhibits
attached hereto, as such Agreement may subsequently be amended for firm transmission service between the Plant and Edison's Mirage Substation.

     4.2 Authorized Representative: The representative of a Party designated in accordance with Section 12.

     4.3 Date of Initial Service: The date when the output from the Plant is first available for delivery to Edison, as notified to IID pursuant to Section
5.2.

     4.4 Edison: Southern California Edison Company.

     4.5 Funding and Construction Agreement: The Funding and construction
Agreement dated June 29, 1987 entered into by IID and others, to which a form of this Agreement is attached as Exhibit 2.

     4.6 Maximum Transmission Service Entitlement: The Maximum Transmission
Service Entitlement for the Plant, as specified in Exhibit II and in any subsequent Plant Amendments.

     4.7 Normal Transmission Capacity: The maximum transfer capability, expressed in megawatts (MW), from the Point of Receipt to the Point of Delivery.
Such transfer capability, as determined by IID, in its sole judgment shall be consistent with prudent operating procedures and with generally-accepted engineering and operating practices in the electrical utility industry.

     4.8 Operating Transmission Capability: The maximum transfer capability, expressed in megawatts (MW), available to IID at any given time to transmit power from Point of Receipt to Point of Delivery. Such transfer capability shall be as determined by IID in its sole judgment, may vary from time-to-time depending on system conditions, and shall be consistent with prudent operating procedures and generally-accepted engineering and operating practices in the electrical utility industry.

     4.9 Plant: An electrical generating alternative energy resource facility developed by Producer for which IID shall provide transmission service, as specified in Exhibit II and in any subsequent Plant Amendments.

     4.10 Plant Amendment: An agreement reached by the Parties, as an amendment to this Agreement, for transmission service to be provided by IID for the Plant added by Producer or for Producer's account subsequent to the execution of this
Agreement.

     4.11 Plant Connection Agreement: An agreement between IID and Producer providing for the connection of the Plant to IID's electrical system, as specified in Exhibit II and in any subsequent Plant Amendments.

     4.12 Point(s) of Delivery: The 230 kV switchrack at the Mirage Substation site where Edison's 230 kV facilities are attached to IID's 230 kV
Coachella-Mirage Line or other points as may be mutually agreed upon by the
Authorized Representatives.

     4.13 Point of Receipt: The point on the high voltage side of the Plant's transformer where IID's metering equipment measures the delivery of energy to the IID system.

     4.14 Transmission Service Entitlement: The amount of transmission service, expressed in megawatts (MW), provided by IID for the Plant, from the applicable
Point of Receipt to the applicable Point(s) of Delivery.

5. TERM:

     5.1 Unless otherwise agreed to by the Parties, this Agreement shall be effective on the date on which it is executed and shall remain in effect until thirty years after the Plant achieves Firm Operation, as such term is defined in
Section 2.17 of the Power Purchase Contract dated

April 16, 1985, between Second Imperial Geothermal Company and Southern
California Edison Company.

     5.2 The Transmission Service Entitlement to be provided by IID for the
Plant shall be contingent on a Plant Connection Agreement being in effect.
Transmission service for the Plant shall commence on the Date of Initial Service of such Plant. Producer's Authorized Representative shall give IID's Authorized
Representative written notice of the Date of Initial Service at least thirty
(30) days before the Date of Initial Service.

6. TRANSMISSION SERVICE:

     6.1 Subject to the terms of this Agreement, IID shall provide to Producer and Producer shall purchase from IID transmission service over IID's transmission system for the Plant. IID shall make arrangements with Edison to provide, at Producer's or Edison's expense, for the transfer of the electrical power to be delivered to Edison hereunder from IID's transmission system to
Edison's transmission system at the Point(s) of Delivery.

     6.2 The Transmission Service Entitlement for the Plant shall be the Maximum
Transmission Service Entitlement for such Plant specified in Exhibit II or any subsequent Plant Amendments, or such lesser amount as may be established as follows. Beginning on the Date of Initial Service for the Plant, Producer shall be entitled to specify a Transmission Service Entitlement by Advance written notice given to IID's Authorized Representative at least thirty (30) days prior to the Date of Initial Service. The Transmission Service Entitlement to be
provided by IID subsequent to the Date of Initial Service may be adjusted at six
(6) month intervals thereafter until two (2) years after the Date of Initial
Service for such Plant (the "Trial Period"). Such adjustments shall be made by having Producers' Authorized Representative give IID's Authorized Representative a ninety (90) day advance written notice as to the adjustment required. Beginning two (2) years after the Date of Initial Service for such
Plant, Producer shall be entitled to specify a Transmission Service Entitlement for each successive 2-year period during the remaining term of this Agreement by written notice from Producer's Authorized Representative to IID's Authorized
Representative given at least ninety (90) days prior to the beginning of each
2-year period.

     6.3 The Transmission Service Entitlement selected by Producer for the Plant in accordance with Section 6.2 may be any amount which is less than or equal to the Maximum Transmission Service Entitlement for such Plant specified in Exhibit
II or any subsequent Plant Amendments, provided, however, that the following shall apply to the Plant after the Trial Period for such Plant has elapsed.

          6.3.1 If (i) the sum of the Transmission Service Entitlements for all
Plants which are no longer in their Trial Periods is less than the sum of the
Maximum Transmission Service Entitlements for such Plants, as shown in Exhibit
II and in any subsequent Plant Amendments, (the "Aggregate Maximum Transmission
Service Entitlement"), and (ii) provided that IID requires additional capacity for transmitting electric power to Edison's transmission system for another person (or, following the Credit Installment Period as defined in the Funding and Construction Agreement, for itself) and (iii) IID's use of such required capacity would be in conflict with Producer's right as provided herein to increase the sum of the Transmission Service Entitlements for such Plants to the
Aggregate Maximum Transmission Service Entitlement, then IID shall so notify
Producer in writing, specifying in such notice the portion, expressed in megawatts (MW), of the excess of the Maximum Transmission Service Entitlement over the Transmission Service Entitlement for each such Plant which it desires to use as stated above. Producer shall have ninety (90) days after receipt of
IID's notice to notify IID in writing that it

desires to increase the Transmission Service Entitlements of such Plants. To the extent that Producer does not elect to increase the Transmission Service
Entitlement of each such Plant up to the Maximum Transmission Service
Entitlement for such Plant, IID shall be entitled to use such unclaimed capacity to satisfy the transmission requirements specified in its notice to Producer, and to the extent that IID does so, Producer shall thereafter be foreclosed from increasing the Transmission Service Entitlement for such Plant in a manner which would conflict with such usage by IID.

          6.3.2 IID shall treat Producer and each other person who has entered into a transmission service agreement similar in substance to this Agreement in a fair and nondiscriminatory manner in requesting additional transmission capacity as provided in this Section 6.3. Without limiting the generality of the foregoing, IID shall request additional transmission capacity from Producer and such other persons on a pro rata basis, in proportion to the aggregate Maximum
Transmission Service Entitlement for each person less the sum of the
Transmission Service Entitlements for each of such persons' generating plants which is no longer in a Trial Period.

     6.4 In the event that the Original Capacity Nomination designated by
Producer (or the Participant associated with Producer) is adjusted pursuant to
Section 3.07 of the Funding and Construction Agreement, the Parties agree to amend this Agreement in such a way that the sum of the Maximum Transmission
Service Entitlements for all Plants hereunder is equal to such Original Capacity
Nomination as so adjusted. As used in this Section 6.4, the terms Original capacity Nomination and participant shall have the meanings assigned to them in
Article I of the funding and Construction Agreement.

     6.5 IID reserves the right to interrupt or curtail the transmission service provided hereunder as follows:

          6.5.1 If the Operating Transmission Capability is reduced to less than
Normal Transmission Capacity from a Point of Receipt to a Point of Delivery, and when continuity of service within IID's service area is not being jeopardized,
IID may curtail the transmission service currently being provided from such
Point of Receipt to such Point of Delivery, to an amount "A" determined by the following formula:

        Operating Transmission Capability
   A =  ---------------------------------  x  Transmission Service Entitlement
          Normal Transmission Capacity

          The transmission service for each Plant affected shall be curtailed by multiplying the Transmission Service Entitlement in accordance with Exhibit II and in any subsequent Plant Amendments by the same percentage (expressed as a decimal as used in the determination of "A". However, any such curtailment shall occur only after IID has made all reasonable efforts to eliminate the cause of the reduction in Operating Transmission Capability, and IID shall then employ reasonable efforts to eliminate expeditiously the cause of said reduction.

          6.5.2 If continuity of service within IID's control area is being jeopardized, as determined by IID in its sole judgment, IID may interrupt or curtail the transmission service provided hereunder to the extent necessary to avoid or eliminate such jeopardy; provided that (i) such interruptions or curtailments may be made so that IID may fully utilize all generating resources owned by it or available to it under contract in order to avoid damage to IID's electrical system caused by overloading, (ii) such interruption or curtailment shall occur only after IID has made all reasonable efforts to avoid or eliminate such jeopardy and (iii) to the extent feasible any curtailment of transmission service provided hereunder from a Point of Receipt to a Point of Delivery shall be made in accordance with the formula set forth in Section 6.5.1.

     6.6 If IID's efforts do not avoid or eliminate such jeopardy, the Parties shall endeavor to develop some other arrangement to avoid or eliminate such jeopardy and minimize the effects of IID's interruption or curtailment on both parties.

     6.7 In the event of any curtailments or interruptions made pursuant to
Section 6.5.1 or Section 6.5.2, Producer shall, immediately after being orally notified by IID, reduce the electrical output of the Plants by the amounts requested by IID.

     6.8 The transmission service to be provided by IID and purchased by
Producer for each Plant shall not exceed the Transmission Service Entitlement for that Plant.

     6.9 Subject to Section 6.5, IID shall, during the periods that IID has agreed to provide the transmission service at the specified Transmission Service
Entitlements, accept hourly scheduled energy deliveries at each Point of Receipt and simultaneously deliver the same amount of energy (less transmission losses as provided herein) at the Point(s) of Delivery mutually agreed upon by the
Parties' dispatchers and/or schedulers.

     6.10 Hourly scheduled energy deliveries at each Point of Receipt shall conform with the practices and procedures developed by the Parties dispatchers and schedulers and agreed to by the Authorized Representatives.

7. TRANSMISSION LOSSES:

     7.1 IID shall determine, by transmission power flow analysis, the electrical losses (expressed as a percent amount of hourly scheduled energy deliveries) associated with the electrical output from each Plant. Such analysis shall be performed by IID at its sole expense. The initial percent amount, for each Plant, representing the electrical losses as determined herein shall be as specified in Exhibit II and in any subsequent Plant Amendments.

     7.2 Unless otherwise agreed to by Producer's and IID's schedulers and dispatchers, IID shall reduce the amount of all hourly scheduled energy deliveries for Producer or Producer's account by the percent amount of such hourly deliveries for each Plant in accordance with Exhibit II and in any subsequent Plant Amendments.

     7.3 If either Party believes that there has been a significant change in
IID's electrical system and the electrical losses associated with any Plant should be redetermined, either Party's Authorized Representative may submit a written request to the other Party's Authorized Representative that the electrical losses be redetermined. Following such request, a transmission flow analysis shall be performed by IID as approved by the Authorized Representatives and paid for by the requesting Party. Whenever the percent amount for electrical losses is redetermined, such percent amount shall become effective as of the first day of the month following the date of such redetermination; provided, that such a redetermination may be no sooner than twelve (12) months after the most recent redetermination. My redetermination of electrical losses made pursuant to this Section 7 shall be based on conditions in existence at the time of such redetermination.

     7.4 Along with the monthly billing pursuant to Section 9.1, for the transmission service for each Plant, IID shall submit a monthly summary of hourly scheduled energy deliveries and of electrical losses for each Plant.

8. CHARGES:

     8.1 For transmission service provided by IID, Producer shall pay IID at a rate to be determined by IID pursuant to the methodologies specified in Exhibit
I. The initial rate is specified in Exhibit I-A and revisions thereto will be specified in any subsequent Plant Amendments. Any specific facility charge to
Producer for connecting the Plant(s) to the IID

transmission system shall be included only in the Plant Connection Agreement(s)
between IID and Producer.

     8.2 The transmission rate shall be reviewed annually and may be revised.
Any revision of the rates shall be based on the methodologies in Exhibit I.A and on the conditions in existence at the time of the revision. Producer shall have the right to review any exhibits or work papers prepared by IID to revise the rates.

     8.3 An initial monthly scheduling fee, as specified in Exhibit II and revisions thereto specified in any subsequent Plant Amendments, shall be paid by
Producer to IID for those months in which there were scheduled energy deliveries from the Plant. The initial scheduling fee has been determined by IID pursuant to the methodology specified in Exhibit I.B. The scheduling fee shall be reviewed annually and may be revised. Any revision of the scheduling fee shall be based on the methodology in Exhibit I.B and on the conditions in existence at the time of the revision. Producer shall have the right to review any exhibits or work papers prepared by IID to revise the scheduling fee.

9. BILLING AND PAYMENT:

     9.1 IID shall render bills to Producer, beginning in the month of the Date of Initial Service, on or before the fifteenth (15th) day of each month for the transmission service to be provided during the month. Producer shall pay such bills within twenty (20) days after receipt thereof.

                               All payments by Producer shall be sent to:

                               Imperial Irrigation District
                               c/o Manager, Finance & Accounting
                               P.O. Box 937
                               Imperial, CA 92251

                               All billings by IID shall be sent to

                                       10

                               Second Imperial Geothermal Company
                               343 Second Street, Suite N
                               Los Altos, CA 94022

     9.2 Either Party's Authorized Representative may at any time, by advance written notice to the other Party's Authorized Representative, change the address to which payments or billings shall be sent.

     9.3 Bills which are not paid in full by said due date shall thereafter bear an additional charge of one and one-half percent (1-1/2%) per month, or the maximum legal rate of interest, whichever is less, compounded monthly on the unpaid amount prorated by days from the due date until payment is received by
IID.

     9.4 In the event any portion of any bill is disputed, the disputed amount shall be paid when due under protest. If the protested portion of the payment is found to be incorrect by the Authorized Representatives, the dispute amount shall be paid by IID to Producer, including interest at the rate of 1-1/2% per month, or the maximum legal rate, whichever is less, compounded monthly from the data of payment by Producer to the date the refund check or adjusted bill is received by Producer.

     9.5 For a fractional part of a calendar month at the beginning or end of the period for which the transmission service is provided hereunder, the charge pursuant to Section 8.1 shall be proportionately adjusted by the ratio of days that service is furnished by IID to Producer during such month to the total number of days in such month.

     9.6 The charge for the transmission service pursuant to Section 8.1 shall be proportionately reduced to the extent the duration of the interruptions or curtailments of the transmission service which may concur pursuant to Section
6.5.1 or Section 6.5.2 exceed a cumulative total of twenty-four (24) hours during any calendar month based on 730 hours per month representing the full transmission service charge. The amount of such pro rata reduction

                                       11

in any month shall reflect the duration and amount of such interruptions or curtailments which exceed said cumulative 24 hours. Such pro rata reduction shall be reflected as a credit to Producer as soon as possible in a subsequent monthly bill.

     9.7 The charge for the transmission service shall not be reduced if IID can deliver, but Edison's transmission system cannot receive, the hourly scheduled energy deliveries independent of the duration of time this condition exists.

10. LIABILITY

     10.1 Except for any loss, damage, claim, costs, charge or expanse resulting from Willful Action, neither Party (the "released Party"), its directors or other governing body, officers or employees shall be liable to the other Party for any loss, damage, claim, cost, charge, or expense of any kind or nature incurred by the other Party (including direct, indirect or consequential loss, damage, claim, cost, charge or expense; and whether or not resulting from the negligence of a Party, its directors or other governing body, officers, employees or any person or entity whose negligence would be imputed to a Party)
from engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of the released Party's electrical system, Plant(s) or associated facilities in connection with the implementation of this Agreement. Except for any loss, damage, claim, cost, charge or expense resulting from Willful Action, each Party releases the other Party, its directors or other governing body, officers and employees from any such liability.

     10.2 For the purpose of this Section 10, Willful Action shall be defined as action taken or not taken by a Party at the direction of its directors or other governing body, officers or employees having management or administrative responsibility affecting its performance under this Agreement, as follows:

                                       12

          10.2.1 Action which is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom.

          10.2.2 Action which has been determined by final arbitration award or final judgment or judicial decree to be a material default under this Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default.

          10.2.3 Action which is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under this Agreement.

     10.3 Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

     10.4 The phrase "employees having management or administrative responsibility," as used in Section 10.2, means the employees of a Party who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling and supervising such Party's performance under this Agreement with responsibility for results.

     10.5 Subject to the foregoing provisions of this Section 16, each Party agrees to defend, indemnify and save harmless the other Party, its officers, agents, or employees against all losses, claims, demands, costs or expenses for loss of or damage to property, or injury or death of persons, which directly or indirectly arise out of the indemnifying Party's performance pursuant to this
Agreement; provided, however, that a Party shall be solely responsible for any such losses, claims, demands, costs or expenses which result from its sole negligence or Willful Action.

                                       13

11. AUDITING:

     11.1 IID shall make its books, records, and other supporting information, as requested, available to Producer or to Producer's designated contracted representative(s) with a CPA firm, for the purpose of auditing any charges or accounts to be kept by IID hereunder. All such audits shall be undertaken at reasonable times and in conformance with generally-accepted auditing standards.

     11.2 If as a result of such audits Producer believes its charges or accounts should be adjusted, the findings shall be presented to the Authorized
Representatives. If the Authorized Representatives agree that any audit finding should result in a revision of charges or accounts, such revisions shall be retroactive to the first billing for such charges and accounts and shall be made as soon as practical after determination.

     11.3 The amount of any unresolved dispute shall accrue interest at the rate of one and one-half percent (1-1/2%) per month, or the maximum legal rate, whichever is less, compounded monthly for any amount of money ultimately refunded to Producer.

12. AUTHORIZED REPRESENTATIVES: Within thirty (30) calendar days after the
Completion Date, as defined in Article I of the Funding and Construction
Agreement, each Party shall designate by written notice to the other Party a representative who is authorized to act on its behalf in the implementation of this Agreement. Either Party may at any time change the designation of its
Authorized Representative by written notice to the other Party.

13. NO DEDICATION OF FACILITIES: Any undertaking by one Party to the other Party under any provision of this Agreement shall not constitute the dedication of the system or any portion thereof by the Party to the public or to the other Party, and it is understood and agreed

                                       14

that any such undertaking under any provision of this Agreement by a Party shall cease upon the termination of its obligations hereunder.

14. NON-WAIVER: None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future; but the same shall continue and remain in full force and effect.

15. NO THIRD PARTY RIGHTS: The Parties do not intend to create rights in or to grant remedies to any Third Party or others as a beneficiary of this Agreement or of any duty, covenant, obligation or undertaking established hereunder.

16. UNCONTROLLABLE FORCES: Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement when a failure of performance shall be due to an uncontrollable force. The term "uncontrollable force" shall mean any cause beyond the control of the Party affected including, but not restricted to, failure of or threat of failure of facilities which have been maintained in accordance with generally-accepted engineering and operating practices in the electrical utility industry, flood, drought, earthquake, tornado, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, labor or material shortage, sabotage, government priorities and restraint by court order or public authority (whether valid or invalid) and actions or nonaction by or inability to obtain or keep the necessary authorizations or approvals from any governmental agency or authority, the failure or inability of
Edison to receive the electric power to be transmitted hereunder at the Point(s)
of Delivery, which by exercise of due diligence such

                                       15

Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome. Nothing contained herein shall be construed as to require a Party to settle any strike or labor dispute in which it may be involved. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of an uncontrollable force shall give prompt written notice of such fact to the other Party and shall exercise due diligence to remove such inability with all reasonable dispatch.

17. ASSIGNMENTS:

     17.1 Any assignment by Producer of its interest in this Agreement which is made without the written consent of IID (which shall not be unreasonably withheld) shall not relieve Producer from its primary liability for any of its duties and obligations hereunder, and in the event of any such assignment
Producer shall continue to remain primarily liable for payment of any and all money due IID hereunder and for the performance and observance of all other covenants, duties and obligations to be performed and observed hereunder by it to the same extent as though no assignment has been made.

     17.2 Notwithstanding any provision of Section 17.1 to the contrary, prior to the end of the Credit Installment Period, as defined in Article I of the
Funding and Construction Agreement, Producer's right to transmission service under this Agreement with respect to the Plant may be assigned only (i) to a purchaser or co-owner of such Plant or to a person who will operate such plants pursuant to a contract or other arrangement with such purchaser and in either case only with the prior written consent of IID (which shall not be unreasonably withheld) or (ii) for security purposes, to a bank or other entity which provides financing for such Plant or any electrical transmission facilities associated therewith. Producer and IID agree that nothing in this Section 17.2 may be amended, modified or waived without the prior written consent of each and

                                       16

every party to the Funding and Construction Agreement (except for any parties in default thereunder).

     17.3 Whenever an assignment of Producer's interest in this Agreement is made with the written consent of IID, Producer's assignee shall expressly assume in writing the duties and obligations hereunder of Producer and, within thirty
(30) days after any such assignment and assumption of duties and obligations,
Producer shall furnish or cause to be furnished to IID a true and correct copy of such assignment and assumption of duties and obligations.

     17.4 Subject to the foregoing restrictions on assignments, all of the terms of this Agreement shall be binding upon and inure to the benefit of both of the
Parties and their respective successors, permitted assigns and legal representatives.

18. GOVERNING LAW: This Agreement shall be interpreted, governed by and construed under the laws of the State of California or the laws of the United
States, as applicable.

19. NOTICES: Any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by United
States mail, postage prepaid, to the persons specified below unless otherwise provided for in this Agreement:

                               IMPERIAL IRRIGATION DISTRICT
                               c/o General Manager
                               P.O. Box 937
                               Imperial, California 92251

                               SECOND IMPERIAL GEOTHERMAL PLANT
                               343 Second Street, Suite N
                               Los Altos, CA 94022

Either Party may at any time, by notice to the other Party, change the designation or address of the person so specified as the one to receive notices pursuant to this Agreement.

20. SIGNATURE CLAUSE

                                       17

     The Parties have caused this Agreement to be executed in their respective names, in duplicate, by their respective officers hereunto this 27th day of
October, 1992.

                                            SECOND IMPERIAL GEOTHERMAL COMPANY

                                            By /s/ James W. Porter, Jr.
                                              ----------------------------------

ATTEST:

By /s/ F. Neil Schmidt
  ---------------------------
           Secretary

                                            IMPERIAL IRRIGATION DISTRICT

                                            By /s/ Indecipherable
                                              ----------------------------------

ATTEST:

By /s/ Indecipherable
  ---------------------------
           Secretary

                                       18

                                    EXHIBIT I

               DEVELOPMENTS AND METHODOLOGIES FOR THE TRANSMISSION

             AND SUBTRANSMISSION SERVICE CHARGES AND SCHEDULING FEE

EXHIBIT I.A

DEVELOPMENT AND METHODOLOGY FOR THE 92-KV, 161-KV AND 230-KV TRANSMISSION
SERVICE CHARGE

EXHIBIT I.B

METHODOLOGY FOR THE 34.5-KV SUBTRANSMISSION SERVICE CHARGE

EXHIBIT I.C

METHODOLOGY AND CALCULATION OF SCHEDULING FEE

                                      EI-1

                                   EXHIBIT I.A

                           DEVELOPMENT AND METHODOLOGY

                FOR THE 92-161-230-KV TRANSMISSION SERVICE CHARGE

EI.A-1 DEVELOPMENT

Plant Investment

   Transmission @ 12-31-83:
      OC (2) ....................................................   $ 20,700,415
      RCN (3) ...................................................   $ 88,300,000

Adjusted Investment

   Weighted Plant (4) ...........................................   $ 40,980,291
   Transmission Plant Additions (1984-1991) (9) .................   $ 86,825,654
   Transmission Credit to Rate Base through 12-31-90 ............   $  9,950,621
   Transmission Credit to Rate Base During 1991
   $5,645,726 x 600-40
                ------
                  600 ...........................................   $  5,269,344
   General Plant (Allocated) (5) ................................   $  3,937,700
   M&S (Allocated) (6) ..........................................   $  4,160,284
                                                                    ------------

      Total Adjusted Investment (TAI) ...........................   $151,123,894

Annual Cost

   Fixed Cost @ 9.694% x TAI (1) ................................   $ 14,649,950
   Transmission O&M (Allocated) (7) .............................   $  1,930,022
   A&G (Allocated) (8) ..........................................   $  1,527,049
                                                                    ------------

      Total Annual Cost .........................................   $ 18,107,021

   Annual Peak Load (KW) (Includes Wheeling of 492,000 KW) ......      1,009,000
   Cost per KW per Year .........................................   $      17.95
   Cost per KW per Month ........................................   $       1.50

                                      EI-2

EI.A-2 METHODOLOGY

(1)  Fixed cost @ 9.694% based on 6.897% interest rate, 33-year amortization and
     1.25 coverage. This rate is based on the average interest rate for the Year
     1991 as obtained from the "Merrill Lynch 500 Municipal Bond Index Power."

(2)  OC = Original Cost; see under Total Original Cost, EI-7

(3)  RCN = Reproduction Cost New; see under "Total RCN," EI-7

(4)  Weighted Plant = 70% OC + 30% RCN

(5)  General Plant (Allocated) =

          General Plant x     Transmission O&M (Allocated) + Dispatching
                          --------------------------------------------------
                                   (Production O&M Excluding Fuel) +
                                (Distribution O&M) + (Transmission O&M)
                          + (Customer Accounting & Services) + (Dispatching)

     = $27,736,022 x                   $1,930,022 + $714,354
                     ------------------------------------------------------------
                     $6,160,517 + $7,153,105 + $2,018,790 + $2,579,455 + $714,354

     = $27,736,022 x $ 2,644,376 = $ 3,937,700
                     -----------
                     $18,626,221

(6)  M&S (Allocated) = M&S x    Transmission OC
                             --------------------
                             Total Electric Plant

                     = $11,638,051 x $165,436,326
                                     ------------
                                     $462,794,466

                     = $ 4,160,284

                                      EI-3

EI.A-2 (Continued)

(7)  Transmission O&M (Allocated) =

        Transmission O&M x      Transmission OC
                           ------------------------
                           Total Transmission Plant

        = $2,018,790 x $165,436,326
                       ------------
                       $173,045,273

        = $1,930,022

(8)  A&G (Allocated) = A&G x  Transmission O&M (Allocated) + Dispatching
                             ------------------------------------------------
                             (Production O&M Excluding Fuel) + (Distribution
                                O&M) + (Transmission O&M) + (Dispatching) +
                                (Customer Accounting and Services)

        = $10,756,097 x $ 2,644,376
                        -----------
                        $18,626,221

        = $l,527,049

(9)  IID Transmission Plant Additions:

        1984:    $ 4,430,251
        1985:    $ 1,613,927
        1986:    $30,826,399
        1987:    $ 2,925,708
        1988:    $ 3,090,073
        1989:    $13,835,199
        1990:    $20,272,548
        1991:    $ 9,831,549
        -----    -----------
        TOTAL:   $86,825,654

                                      EI-4

--------------------
IID-EDISON
Transmission Service
Agreement for             IMPERIAL IRRIGATION DISTRICT
Alternative Energy          ELECTRIC PLANT INVESTMENT
Resources                       DECEMBER 31, 1991
--------------------

                                            Original     Reserved for    Depreciated
                                              Cost       Depreciation       Value
                                          ------------   ------------   ------------

Production Plant:
Steam                                     $ 30,278,622   $ 23,851,041   $  6,427,581
Hydro                                       51,246,414     20,741,676     30,504,738
Diesel                                           5,071             --          5,071
Gas turbines                                21,098,788      9,584,036     11,514,752
                                          ------------   ------------   ------------
   Total production plant                  102,628,895     54,176,753     48,452,142
                                          ------------   ------------   ------------
Transmission Plant:
Transmission                               165,436,326     31,203,205    134,233,121
Subtransmission                              7,608,947      2,969,309      4,639,638
                                          ------------   ------------   ------------
   Total transmission plant                173,045,273     34,172,514    138,872,759
                                          ------------   ------------   ------------
Distribution Plant:
Land and land rights                           589,504                       589,504
Structures and improvements                  4,736,127        872,005      3,864,122
Station equipment                           40,863,687      9,506,020     31,357,667
Poles, towers and fixtures                  23,625,121      6,834,162     16,790,959
Overhead conductors and devices             19,256,219      7,719,708     11,536,511
Underground conduit                          1,161,303        229,200        932,103
Underground conductors and devices          22,138,225      3,028,074     19,110,151
Line transformers                           27,274,739     10,176,621     17,098,118
Services                                     6,896,965      2,974,220      3,922,745
Meters                                       7,981,467      2,794,026      5,187,441
Street lighting and signal system            3,414,932      1,627,564      1,787,368
                                          ------------   ------------   ------------
   Total distribution plant                157,938,289     45,761,600    112,176,689
                                          ------------   ------------   ------------

General plant                               27,736,022      4,531,366     23,204,656

Intangible plant                                49,379                        49,379

Donations in aid of construction -
   P.W.A. Grant                                             2,080,920     (2,080,920)

Contributions in aid of construction                        1,590,228     (1,590,228)
                                          ------------   ------------   ------------
   Total electric plant in service         461,397,858    142,313,381    319,084,477
                                          ------------   ------------   ------------

Electric plant acquisition adjustment          719,334        719,334

Electric plant held for future use             677,274        371,130        306,144
                                          ------------   ------------   ------------
   Total electric plant                   $462,794,466   $143,403,845   $319,390,621
                                          ============   ============   ============

Materials and supplies                    $ 11,638,051
                                          ============

( ) Deductions

ELECTRIC.INV                          EI-5

                                                 -------------------------------
                       SUMMARY                   IID-EDISON
      POWER OPERATION AND MAINTENANCE EXPENSE    Transmission Service Agreement
                        1991                     for Alternate Energy Resources
                                                 -------------------------------

                                   Fuel and
                                  Purchased       Other
                                    Power       Operation   Maintenance       Other          Total
                                 -----------   ----------   -----------   ------------   ------------

PRODUCTION

Steam Generation
   El Centro Steam Plant         $10,488,112   $1,560,070   $ 2,044,057    $             $ 14,092,239

Hydraulic Generation
   AAC Drops                                      887,469     1,094,339 =  $ 6,160,517      1,981,808
   Other                                                        107,756                       107,756

Other Generation                     338,815      119,035       347,791                       805,641

Purchased Power                   61,059,300                                               61,059,300

Other Production Expense                          739,354                                     739,354
                                 -----------   ----------   -----------    -----------   ------------
   Total Production Expense       71,886,227    3,305,928     3,593,943                    78,786,098

Transmission Plant                                554,279     1,464,511                     2,018,790

Distribution                                    1,870,803     5,282,302                     7,153,105

Customer Accounting                                                          2,579,455      2,579,455

General & Administrative                                                    10,756,097     10,756,097
                                 -----------   ----------   -----------    -----------   ------------
   Total Power 0 & M             $71,886,227   $5,731,010   $10,340,756    $13,335,552   $101,293,545
                                 ===========   ==========   ===========    ===========   ============

                                      EI-6

                    ________________________________________
                   REPRODUCTION COST _____ _____ ____________
                         (Costs In Millions Of Dollars)

IID-Edison Transmission
Service Agreement for
Alternative Resources

                   ORIGINAL      NET
            YEAR     COST     ADDITIONS   HWI   TRANSLATOR    RCN
            ----   --------   ---------   ---   ----------   -----
            1938      0.15       0.15      22      11.__      1.73
            1939      0.24       0.09      22      11.__      1.04
            1940      0.24       0.02      22      11.33      0.23
            1941      0.26       0.00      23      11.04      0.00
            1942      0.55       0.29      2_      10.1_      2.__
            1943      1.78       1.23      2_      10.16     1_.__
            1944      2.05       0.27      2_      10.16      2.74
            1945      1.91      -0.14      2_       9.77     -1.27
            1946      1.83      -0.06      29       8.76     -0.53
            1947      2.13       0.28      34       7.47      2.09
            1948      2.33       0.19      37       6.86      1.30
            1949      3.45       1.13      38       6.68      7.33
            1950      4.35       0.90      40       6.35      5.7_
            1951      4.49       0.14      45       5.64      0.79
            1952      6.07       1.58      46       5.52      _.72
            1953      6.23       0.16      49       5.18      0._3
            1954      6.79       0.56      50       5.08      2._4
            1955      7.83       1.04      52       4.__      3.0_
            1956      8.36       0.53      56       4.54      2.40
            1957      9.94       1.58      57       4.46      7.04
            1958     10.16       0.22      59       4.31      0.95
            1959     10.64       0.4_      60       4.23      2.03
            1960     10.95       0.31      60       4.23      1.31
            1961     11.03       0.0_      39       4.31      0.34
            1962     11.76       0.73      39       4.31      3.14
            1963     11._0       0.04      39       4.31      0.17
            1964     12.00       0.20      61       4.16      0._3
            1965     12.08       0.0_      64       3.77      0.32
            1966     12.36       0.20      67       3.79      1.06
            1967     12.46       0.10      70       3.63      0.36
            1968     13.10       0.__      73       3.4_      2.23
            1969     13.33       0.23      78       3.26      0.75
            1970     14.22       0.89      93       3.06      2.7_
            1971     14.43       0.21      39       2._5      0.60
            1972     14.47       0.04      93       2.73      0.11
            1973     14.59       0.12     100       2._4      0.30
            1974     15.19       0.60     124       2.05      l.22
            1975     15.21       0.02     145       1.75      0.0_
            1976     15.32       0.11     1__       1.61      0.__
            1977     15.59       0.27     172       1.4_      0.__
            1978     15.71       0.12     174       1.46      0.__
            1979     15.__       0.14     190       1.24      0.__
            1980     16.14       0.27     211       1.20      0.__
            1981     18.18       2.04     230       1.10      0.__
            1982     20.08       1.90     245       1.04      1.9_
            1983     20.70       0.62     254       1.00      0.__
                     -----      -----     ---       ----     -----
            TOTAL    20.70      20.70     254       4.27      __._

(1)  Original Cost As Of December 31 Of Each Year Was From IID
     Annual Reports And Includes __ __ And ___ __ Transmission Plant Investment.

(2)  _______________ _______ for Total Transmission Plant For ___

                                      EI-7

                                   EXHIBIT I.B

EI.B.A METHODOLOGY FOR 34.5-KV SUBTRANSMISSION SERVICE CHARGE

1.   Original Cost (OC):

          OC = Current Cost ($/mile) x 1964 HW
                                       -------
                                       1991 HW

          Current cost/mile = $37,371

          HW = Handy Whitman Index for Total Transmission Plant
               for the Pacific Region

                    1964 HW =  61
                    1991 HW = 314

          OC = $37,371/mile x  61 = $7,260/mile
                              ---

2.   O&M = 3% of OC

3.   A&G = 1% of OC

4.   Annual Fixed Cost (AFC) = 10.21% of OC; 10.21% is as defined in EI.A - 2(I)

5.   Transmission Loading (TL) = Absolute value of line loadings

6.   $/KW - Year = $/year divided by TL

7.   For mileage, see EI-ll

EI.B-1 DEVELOPMENT OF SERVICE CHARGES
       FOR GEM GEOTHERMAL PLANT UNIT NO. 1

A.   East Mesa to Magma (Tap)

     Miles x OC = 6.37 x $7,260/mile = $46,246

     AFC = 0.1021 x $42,246 = $4,722          TL = 10,000 KW
     O&M = 0.03   x $42,246 = $1,387          $/KW - Year  = $0.6571
     A&G =  .01   x $42,246 = $  462          $/KW - Month = $0.0548
                              ------

                     $/Year = $6,571

B.   Magma (Tap) to Maggio

     Miles x OC = 3.6 miles x $7,260/mile = $26,136

     AFC = 0.1021 x $26,136 = $2,668          TL = 8,000 KW
     O&M =  .03   x $26,136 = $  784          $/KW - Year  = $0.4642
     A&G =  .01   x $26,136 = $  261          $/KW - Month = $0.0387

                     $/Year = $3,713

C.   Maggio to Holtville

     Miles x OC = 0.73 x $7,260/mile = $5,300

     AFC = 0.1021 x $5,300 = $541             TL = 6,400 KW
     O&M =  .03   x $5,300 = $159             $/KW - Year  = $0.1177
     A&G =  .01   x $5,300 = $ 53             $/KW - Month = $0.0098

                    $/Year = $753

Summary of Charges

A + B + C = $(.0548 + .0387 + .0098) = $0.1033/KW - Month
Rounded to $0.10/KW - Month

EI.B-2  DEVELOPMENT OF SERVICE CHARGES
        EARTH ENERGY GEOTHERMAL PLANT UNIT NO. 1

A.   Salton Sea to Calipatria:

     Miles x OC = 10.8 miles x $7,260/mile = $78408

     AFC = 0.1021 x $78,408 = $ 8,005      TL = 10,000 KW
     O&M =  .03   x $78,408 = $ 2,352      $/KW - Year  = $1.1141
     A&G =  .01   x $78,408 = $   784      $/KW - Month = $0.0928
                              -------
                     $/Year = $11,141

     Charges = $0.0928/KW - Month
     Rounded to $0.09/KW  - Month

                                      EI-10

     ONE LINE DIAGRAM OF SUBTRANSMISSION PATH FOR EXISTING GEOTHERMAL UNITS

                 [Graphic: Simplified Switch Connection Diagram]

     NOTE: DIAGRAM DEPICTS SHORTEST 34.5KV PATH TO 92KV TRANSMISSION NETWORK

                                      EI-11

                                   EXHIBIT I.C

                  METHODOLOGY AND CALCULATION OF SCHEDULING FEE

                              ANNUAL DETERMINATION

                                       OF

                               IID SCHEDULING FEES

During the month of April each year, Imperial Irrigation District (IID) will calculate monthly fees for scheduling services related to Alternative Energy
Resources and transactions with other utilities as follows:

     A.   An appropriate number of scheduling units will be assigned to every
          IID resource, Alternative Energy Resource, and transaction with other utilities in operation during the preceeding year. The number of scheduling units assigned to each resource and/or transaction will depend upon the total daily number of functions and therefore, estimated time required to schedule the resource and/or transaction.
          This estimate will be directly related to the complexity of the scheduling service being provided. Table 1 shows how the total scheduling units were determined for the IID system.

     B.   The expenses related to dispatching and scheduling service will be equal to the sum of the following:

          1.   IID FPC Account 556 for the year preceding the year of
               calculation.

          2.   A portion of the annual expenses related to the SCADA and AGC systems for the year preceeding the year of calculation,
               determined by multiplying one half of the levelized debt service payments for the systems by the percentage that FPC Account 556 is of the total of FPC Accounts 556, 561 and 581. Table 2 shows calculations involved with this step.

     C.   The annual scheduling fee per scheduling unit will be determined by dividing the expenses related to scheduling found in Step B by the total scheduling units from Step A. The per unit fee will then be multiplied by the number of scheduling units assigned to each resource and/or transaction to develop an appropriate annual scheduling fee for that resource and/or transaction. The monthly scheduling fee will then be calculated by dividing the annual fee by 12. Table 3 shows the calculation.

The revised scheduling fee will be effective on June 1 of the year in which they are calculated.

-----------------
IID-Edison
Service Agreement
for Alternative
Energy Resources
-----------------

                                     TABLE 1

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY

                     DETERMINATION OF TOTAL SCHEDULING UNITS

                                                        Hours   Payback/      Pre-    On AGC    Off      Loss
                                    Energy  Capacity  Variable  Banking   Scheduling  System  System  Accounting
                                    (X=2)     (X=2)     (X=l)    (X=2)       (X=l)     (X=l)   (X=l)     (X=l)    Total
                                    ------  --------  --------  --------  ----------  ------  ------  ----------  -----

IID'S Generating Units:

Pilot Knob                             X        X         X                              X                           6
Drop No. 1                             X        X         X                              X                           6
Drop No. 2                             X        X         X                              X                           6
Drop No. 3                             X        X         X                              X                           6
Drop No. 4                             X        X         X                              X                           6
Drop No. 5                             X        X         X                              X                           6
East Highline                          X        X         X                              X                           6
Turnip and Double Weir                 X        X         X                              X                           6
El Centro Unit No. 1                   X        X         X                              X                           6
El Centro Unit No. 2                   X        X         X                              X                           6
El Centro Unit No. 3                   X        X         X                              X                           6
El Centro Unit No. 4                   X        X         X                              X                           6
Coachella Units No. 1 and 2            X        X         X                              X                           6
Coachella Units No. 3 and 4            X        X         X                              X                           6
Rockwood                               X        X         X                              X                           6
Brawley                                X        X         X                              X                           6
                                                                                                                   ---
                                                                                                       Subtotal     96
Alternative Energy Resources:

Earth Energy 1                         X        X         X         X          X                 X        X         10
Earth Energy 2                         X        X         X         X          X                 X        X         10
GEM 1                                  X        X         X         X          X                 X        X         10
GEM 2                                  X        X         X         X          X                 X        X         10
GEM 3                                  X        X         X         X          X                 X        X         10
Heber HGC                              X        X         X         X          X                 X        X         10
Vulcan Power                           X        X         X         X          X                 X        X         10
Orm___ I                               X        X         X         X          X                 X        X         10
Orm___ II                              X        X         X         X          X                 X        X         10
Western _io__s I                       X        X         X         X          X                 X        X         10
Western _io__s II                      X        X         X         X          X                 X        X         10
Del R_nch                              X        X         X         X          X                 X        X         10
J.J. Elmore                            X        X         X         X          X                 X        X         10
Desert Power                           X        X         X         X          X                 X        X         10
Leathers                               X        X         X         X          X                 X        X         10
Colmac                                 X        X         X         X          X                 X        X         10
                                                                                                                   ---
                                                                                                       Subtotal    160

Transactions with Other Utilities:

DOE (WAPA)                             X        X         X         X          X                 X                   9
EPE                                    X        X         X                    X                 X                   7
SCE                                    X                  X         X          X                 X                   7
SDG&E                                  X                  X         X          X                 X        X          8
APS                                    X                  X                    X                 X        X          6
SCE GT's (Axis)                        X        X         X         X          X                 X                   9
SCE (Axis)                             X        X         X         X          X                 X                   9
YCWUA                                  X                  X                                      X                   4
Division                               X                  X                                      X                   4
                                       X                  X                                      X                   4
                                       X        X         X                    X                 X         X         8
                                                                                                                   ---
                                                                                                       Subtotal     75
                                                                                         Total Scheduling Units    331
                                                                                                                   ---

                                      EI-13

                                     TABLE 2

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY

                         EXPENSES RELATED TO SCHEDULING

IID 1991 Actual

   FPC Account 556 (3)   $  714,354   (60.28%)
   FPC Account 561       $  332,729   (28.08%)
   FPC Account 581       $  137,981   (ll.64%)
                         ----------   -------
                         $1,185,064   (100.0%)

SCADA and AGC Systems

   Investment (2)                 = $5,790,539
   Annual Expense
      $5,790,539 x 0.10179116 (1) = $  589,426

Expenses Related to Scheduling

   FPC Account 556                           = $  714,354
   60.28% of SCADA and AGC Systems
      Annualized Expense ($589,426 x 0.6028) = $  355,306
                                               ----------
   Total Expense Related to Scheduling       = $1,069,660

(1)  Capital Recovery Factor determined from the following levelized debt service payments:

     a.   $7,611,000 for $ 65,000,000 - May, 1983 COP issue

     b.   $9,572,875 for $103,815,000 - April, 1990 COP issue

(2)  Fifty percent of total investment for SCADA and AGC, $11,581,078, is assumed related to transmission service

(3)  Related to load dispatching for system control

                                      EI-14

                                     TABLE 3

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY

                          CALCULATION OF SCHEDULING FEE

Annual Charge per Scheduling Unit
   Total Expanses Related to Scheduling (from Table 2) = $1,069,660
   Total Scheduling Units (from Table 1)                        331
                                                         ----------
   Annual Charge per Scheduling Unit ($1,069,660/331)  = $    3,232

Alternative Energy Resource Scheduling Fee

   All Plants:

      Annual Charge (10 Scheduling Units x $3,232)     = $32,320/year
      (1) Monthly Charge ($32,320/12)                  = $ 2,693/month

(1)  Also applies to new plants to be on-line in 1992

                                      EI-15

                                   EXHIBIT II

     The Maximum Transmission Service Entitlement for the Plant is 33 megawatts.